UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2019

HOMOLOGY MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38433	47-3468154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Patriots Park

Bedford, MA 01730

(Address of principal executive offices) (Zip Code)

(781) 301-7277

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

As of March 31, 2019, Homology Medicines, Inc. (the “Company”) had between $187.5 and $188.0 million of cash, cash equivalents and short-term investments.

Item 8.01.	Other Events.

On April 4, 2019, the Company announced that the U.S. Food and Drug Administration (“FDA”) provided clearance for the Company to begin its Phase 1/2 pheNIX clinical trial with its lead product candidate, HMI-102, a one-time gene therapy candidate for adults with the genetic disease phenylketonuria (“PKU”), a rare, inborn metabolic disorder. The Company has been working closely with multiple clinical sites in the United States to prepare for potential initiation of the pheNIX trial, which is designed to evaluate the safety and efficacy of the investigational gene therapy in a randomized, concurrently-controlled, dose-escalation study in adult patients with classic PKU. In addition to safety measures, the trial is also designed to evaluate reduction in serum Phe levels. The first cohort of patients, aged 18–55 years old, will receive a single intravenous administration of HMI-102. Safety data from the initial cohort of patients will inform the dose-escalation plan for additional patient cohorts and/or expansion of the clinical trial.

The Company’s investigational new drug application (“IND”) package contained preclinical data showing that HMI-102 restored the normal biochemical pathway, including data demonstrating that treatment with HMI-102:

•	Lowered serum Phe to normal levels within one week, which was durable for the lifespan of the murine model, and lowered brain Phe to normal levels;

•	Increased tyrosine, which is responsible for the production of neurotransmitters, and increased brain 5-hydroxyindoleacetic acid (5-HIAA), a metabolite of serotonin; and

•	Changed coat color, indicating production of melanin.

The IND package also included preclinical data demonstrating that direct weight-based dosing translated between the murine model and non-human primates. Data also indicated that HMI-102 was well-tolerated at or exceeding the planned clinical dose range.

The Company expects to have sufficient supply of HMI-102 to start the pheNIX trial. The Company anticipates the first patient to be dosed following requisite Institutional Biosafety Committee and Institutional Review Board approvals at the clinical sites.

The information in Item 2.02 is hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMOLOGY MEDICINES, INC.

Date: April 8, 2019	By:	/s/ Bradford Smith
Bradford Smith
Chief Financial Officer